Exhibit 10.2
AMENDMENT NO. 1
TO THE
CASH PROVISIONING AGREEMENT
     This Amendment No. 1 (“Amendment No. 1”) is entered into, by and between Genpass Technologies, L.L.C., now doing business as Elan Financial Services (“Elan”), TRM ATM Corporation with its principal office located at 5208 N.E. 122nd Avenue, Portland, OR 97230 (“ATM Owner”), TRM ATM Corporation with its principal office located at 5208 N.E. 122nd Avenue, Portland, OR 97230 (“ATM Manager”), and Pendum, Inc. with its principal office located at 4600 South Ulster Street, Suite 1325, Denver, CO 80237 (“Carrier”), each referred to herein as a “Party” and collectively referred to herein as “Parties, to amend the Cash Provisioning Agreement, dated October 15, 2007 (the “Agreement”) between the Parties. This Amendment No. 1 shall become effective upon signing by or on the behalf of Elan (“Effective Date”) and supersedes any previous and like amendment(s) between the Parties.
     Whereas, the Agreement provides that it may be amended from time to time by a written instrument signed by the parties; and
     Whereas, all of the parties wish to amend the Agreement as hereinafter set forth herein.
     Now, therefore, in consideration of the promises, the mutual covenants set forth in the Agreement and this Amendment No. 1, and other good and valuable consideration, the sufficiency and adequacy of which is acknowledged, the Parties agree to amend the Agreement as follows:
1. Capitalized terms used in this Amendment No. 1 and not otherwise defined in this Amendment No. 1 are used with the same respective meanings attributed thereto in the Agreement.
2. The ninth Recital is hereby deleted in its entirety and replaced with the following language:
     WHEREAS, the Agreement will be effective provided that the following conditions are met: 1) Elan receives approval from ATM Manager’s sponsor bank; and 2) ATM Manager utilizes Elan’s approved armored carriers.
3. Section IV.A, Term, is hereby deleted in its entirety and replaced with the following language:

A.	Term. The term of this Agreement shall be for a period of five (5) years (the “Initial Term”) beginning as of the Effective Date of this Amendment No. 1 and continuing thereafter for additional one (1) month periods (each a “Renewal Term”) until terminated by any Party upon ninety (90) days prior written notice to the non-terminating Parties; provided, however, that during the Initial Term, the Parties may not terminate this Agreement, in whole or in part, except by mutual consent or as otherwise provided under this Section.
4. Exhibit C is hereby deleted in its entirety and replaced with the following language as set forth in Attachment 1, attached hereto and made a part hereof. Attachment 1 is a confidential document between Elan and ATM Manager and no other Party to this Agreement, nor any third party, shall be allowed access to Attachment 1, except as required in accordance with the Agreement.
5. In the event of a conflict between the Agreement and this Amendment No. 1, this Amendment No. 1 controls.
6. Except to the extent that the Agreement is expressly or implicitly modified by this Amendment No. 1, all terms and conditions of the Agreement remain in full force and effect.
     In witness whereof, the Parties hereto have, by their duly authorized representatives, executed this Amendment No. 1.

ELAN FINANCIAL SERVICES		TRM ATM CORPORATION
(“Elan”)		(“ATM Owner”)

By:	/s/ Stephen Gauger	By:	/s/ Richard Stern

Print:	/s/ Stephen Gauger	Print:	Richard Stern
Title:	VP & Authorized Signer	Title:	President & CEO
Date:	5/8/08	Date:	2/29/08

TRM ATM CORPORATION		PENDUM, INC.
(“ATM Manager”)		(“Carrier”)

By:	/s/ Richard Stern	By:	/s/ Robert Malik

Print:	Richard Stern	Print:	Robert Malik
Title:	President & CEO	Title:	EVP
Date:	2/29/08	Date:	3/6/08

Attachment List (1)
Attachment 1 — Fees and Charges for ATM Manager

(1)	Pursuant to Regulation S-K Item 601(b)(2), the Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.